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Exhibit 11 Computation of Earnings (loss) per Common Share


                                                                            Three Months                   Nine Months
                                                                         Ended September 30,           Ended September 30,
                                                                         -------------------           -------------------
                                                                          1996          1995            1996          1995
PRO-FORMA:
Weighted Average Number of Common
  and Common Equivalent Shares Outstanding:

Common Stock                                                             6,707,136     6,509,214      6,788,910      6,508,626
Assumed Conversion of Preferred Stock                                    5,247,324     5,247,324      5,247,324      5,247,324
Common Equivalent Shares Resulting from
  stock options and warrants (treasury stock method)                     1,978,263                    1,715,846
SAB 83 Shares (treasury stock method)                                                    905,828                       905,828
                                                                        ----------    ----------     ----------     ----------
Total                                                                   13,932,723    12,662,366     13,752,080     12,661,778
                                                                        ==========    ==========     ==========     ==========

Net Income Applicable to Common Stock                                   $  353,506   $(1,108,795)       656,006    $(2,844,637)

Pro-Forma Income per Common Share                                       $     0.03    $    (0.09)     $    0.05     $    (0.22)
                                                                        ==========    ==========      =========     ==========

PRIMARY
Weighted Average Number of Common
  and Common Equivalent Shares Outstanding:

Common Stock                                                             6,485,436     6,509,214      6,441,486      6,508,626
Common Equivalent Shares Resulting from
  stock options and warrants (treasury stock method)                     2,335,019                    2,082,007
SAB 83 Shares (treasury stock method)                                                    905,828                       905,828
                                                                        ----------    ----------     ----------     ----------
Total                                                                    8,820,455     7,415,042      8,523,493      7,414,454
                                                                        ==========    ==========     ==========     ==========

Net Income (Loss)                                                       $  353,506   $(1,108,795)    $  656,006    $(2,844,637)
Dividends Accreted on Preferred Stock                                      (45,636)      (45,636)      (136,908)      (136,908)
                                                                        ----------    ----------     ----------     ----------
Net Income (Loss) Applicable to Common Stock                            $  307,870   $(1,154,431)       519,098    $(2,981,545)

Primary Income per Common Share                                         $     0.03    $    (0.16)     $    0.06     $    (0.40)
                                                                        ==========    ==========      =========     ==========


FULLY DILUTED:
Weighted Average Number of Common
  and Common Equivalent Shares Outstanding:
Common Stock                                                             6,310,525     6,509,214      6,383,182      6,508,626
Assumed Conversion of Preferred Stock                                    5,247,324     3,247,324      4,558,435      3,247,324
Common Equivalent Shares Resulting from
  stock options and warrants (treasury stock method)                     2,399,242                    2,399,242
SAB 83 Shares (treasury stock method)                                                    905,828                       905,828
                                                                        ----------    ----------     ----------     ----------

Total                                                                   13,957,091    10,662,366     13,340,859     10,661,778
                                                                        ==========    ==========      =========     ==========
Net Income Applicable to Common Stock                                   $  353,506   $(1,108,795)    $  656,006    $(2,844,637)
                                                                        ==========    ==========      =========     ==========
Fully Diluted Income per Common Share                                   $     0.03    $    (0.16)     $    0.05     $    (0.27)
                                                                        ==========    ==========      =========     ==========
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